UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

Coupa Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-37901	20-4429448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 S. Grant Street

San Mateo, CA 94402

(Address of principal executive offices, including zip code)

650-931-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2017, Coupa Software Incorporated (the “Company”) named Anthony Tiscornia as the Company’s principal accounting officer, effective immediately. Todd Ford, the Company’s Chief Financial Officer, previously served as principal accounting officer and will continue to serve as principal financial officer.

Mr. Tiscornia, age 41, has served as our Vice President, Finance & Controller since March 2015 and served as our Controller from December 2012 to March 2015. Mr. Tiscornia served as the Director of Accounting of Soraa Inc., an electronics manufacturer, from April 2011 to December 2012. From March 2010 to April 2011, Mr. Tiscornia served as the General Accounting Manager of Blade Network Technologies (acquired by IBM Corporation in 2010), a computer networking manufacturer. From May 2005 to March 2010, Mr. Tiscornia also served as a Senior Financial Analyst of Robert Half International Inc., a staffing and recruiting company. Mr. Tiscornia holds a B.S. in Managerial Economics from the University of California, Davis.

There are no family relationships between Mr. Tiscornia and any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupa Software Incorporated

By:	/s/ Todd Ford
Todd Ford
Chief Financial Officer (Principal Financial Officer)

Dated: May 23, 2017